AMENDMENT TO REFERRAL AGREEMENT



This Amendment to that certain Referral Agreement (the "Agreement") dated June 1, 1998, is by and between Kelley Blue Book Company Inc., a corporation whose address is 5 Oldfield, Irvine, CA 92618 ("KBB"), and Electronic Vehicle Remarketing, Inc., a Delaware corporation, whose address is 270 South Service Road, Melville, New York 11747 ("EVRI"). Each capitalized term used but not defined herein shall have the meaning assigned in the Agreement. For consideration, the receipt and sufficiency of which is hereby acknowledged, KBB and EVRI agree as follows:

1. Section 3.1 of the Agreement is replaced in its entirety with the following: "The term of this Agreement commences on June 1, 1999 and shall end on June 1, 2000 (the "Term"), unless otherwise extended or terminated as provided herein."

2. Section 4.1.2 is modified by replacing the examples of "Financing Yield" and "Fee Per Financing Submission" with the following:

         Financing Yield:  less than 15%     15.1%-20%     20.1%-25%   over 25%

         Fee Per
         Financing
         Submission:            [*]


The terms and conditions of the Agreement, except as duly modified by this and previous amendments, if any, remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the ___ day of __________, 1999.


Kelley Blue Book                          Electronic Vehicle Remarketing, Inc.


By:      /s/                              By:      /s/
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Name:                                      Name:
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Title:                                     Title:
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Date:                                      Date:
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